Exhibit 99.1

Immunome Reports Full Year 2025 Financial Results and Provides Business Update

Mar. 3, 2026

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New Drug Application submission for varegacestat in patients with desmoid tumors planned for 2Q 2026
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IM-1021 Phase 1 ongoing with initial data expected in 2026
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Three IND submissions for solid tumor-targeted ADC programs planned in 2026
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Underwritten public offering in December 2025 raised $460.5 million in gross proceeds, extending projected cash runway into 2028

BOTHELL, Wash. – Immunome, Inc. (Nasdaq: IMNM), a biotechnology company focused on developing first-in-class and best-in-class targeted cancer therapies, today announced financial results for the full year ended December 31, 2025, and provided a business update.

“Immunome made substantial progress in 2025. The positive Phase 3 RINGSIDE results represent a significant milestone for patients living with desmoid tumors and will support our planned NDA submission for varegacestat in the second quarter of 2026,” said Clay B. Siegall, Ph.D., President and Chief Executive Officer of Immunome. “We are focused on the regulatory, manufacturing, and commercial readiness activities necessary to position the program for approval and launch.”

“We continue to advance our antibody-drug conjugate pipeline, with the Phase 1 study of IM-1021 ongoing. Over the course of 2026, we expect to submit INDs for three differentiated solid tumor ADCs. These programs have substantial potential to benefit cancer patients, and we intend to rapidly advance them.”

Pipeline Highlights

Varegacestat:

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In December 2025, Immunome announced positive topline results from the global pivotal Phase 3 RINGSIDE trial of varegacestat in patients with progressing desmoid tumors.
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The registrational trial met its primary endpoint of improving progression-free survival vs. placebo, with a statistically significant and clinically meaningful 84% reduction in the risk of disease progression or death (hazard ratio = 0.16, p<0.0001).
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The trial also met all key secondary endpoints, including achieving an objective response rate of 56% vs. 9% with placebo (p<0.0001), as assessed by blinded independent central review.
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In an exploratory analysis, varegacestat demonstrated a median best change in tumor volume of -83% vs. +11% with placebo, as assessed by blinded independent central review.
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Varegacestat was generally well tolerated with a manageable safety profile, consistent with the gamma secretase inhibitor class.
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Immunome plans to share additional data from the RINGSIDE trial at an upcoming major medical conference.
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Immunome plans to submit a New Drug Application to the U.S. Food and Drug Administration for varegacestat in the second quarter of 2026.

IM-1021: The Phase 1 clinical trial of IM-1021 is ongoing, with objective responses observed in B-cell lymphoma patients at multiple dose levels. Immunome expects to present initial data for IM-1021 in 2026.

IM-3050: Immunome previously received IND clearance for IM-3050 and plans to initiate a Phase 1 study in early 2026 after delivery of third-party diagnostic radiotracer supply.

Preclinical ADC Pipeline: Immunome expects to submit INDs for IM-1617, IM-1340 and IM-1335 in early, mid, and late-2026, respectively. The programs each pursue undisclosed solid tumor targets and incorporate HC74, Immunome’s proprietary TOP1 inhibitor payload. Additional undisclosed antibody drug conjugates (ADCs) are in discovery and lead optimization to support INDs in 2027 and beyond.

HC74: In October 2025, Immunome presented a poster entitled “HC74, a novel topoisomerase I inhibitor payload for antibody-drug conjugates that overcomes multi-drug resistance” at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics in Boston. HC74 is the payload included in IM-1021 and additional Immunome ADC programs. Highlights of the poster include:

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Overexpression of drug efflux transporters such as ABCC1 and ABCB1 drives primary and acquired resistance to approved ADC payloads and standard chemotherapies but not to HC74.
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HC74 exhibits high membrane permeability, leading to enhanced cytotoxicity and robust bystander activity.
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ADCs incorporating HC74 show meaningful efficacy in multiple preclinical tumor models, including:
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Colorectal cancer refractory to trastuzumab-DXd and irinotecan.
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Models with acquired resistance to trastuzumab-DXd.
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Non-small cell lung cancer with heterogeneous target expression.

Full-year 2025 Financial Results

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As of December 31, 2025, cash and cash equivalents totaled $653.5 million, including net proceeds of $432.4 million from the December 2025 financing. Immunome expects its current cash position to fund operations into 2028.
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Research and development expenses for the year ended December 31, 2025, were $177.3 million, including stock-based compensation costs of $11.2 million.
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In-process research and development expenses for the year ended December 31, 2025, were $10.0 million, reflecting a development milestone associated with reporting positive topline results for the Phase 3 RINGSIDE trial of varegacestat.
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General and administrative expenses for the year ended December 31, 2025, were $43.8 million, including stock-based compensation expense of $14.5 million.
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Immunome reported a net loss of $212.4 million for the year ended December 31, 2025.

About Immunome, Inc.

Immunome is a clinical-stage targeted oncology company committed to developing first-in-class and best-in-class targeted cancer therapies. We are advancing an innovative portfolio of therapeutics, drawing on leadership that previously played key roles in the design, development, and commercialization of cutting-edge therapies, including antibody-drug conjugate therapies. Our pipeline includes varegacestat, a late-clinical stage gamma secretase inhibitor; IM-1021, a clinical-stage ROR1 ADC; and IM-3050, a FAP-targeted radiotherapy that recently received IND clearance. We are also advancing a broad portfolio of early-stage ADCs pursuing undisclosed solid tumor targets.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are not purely historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as “planned,” “expected,” “focused,” “advance,” “projected,” “will,” “potential,” “expect,” “intend,” “plan,” “pursue,” “support,” “expects,” “advancing,” and similar expressions to identify these forward-looking statements. These forward-looking statements include statements regarding progress of Immunome’s pipeline and achievement of key milestones; the timing for submission of a new drug application for varegacestat; the possibility that topline data for the Phase 3 RINGSIDE Part B varegacestat trial may support the new drug application submission; the potential of obtaining regulatory approval and our ability to launch of varegacestat; the significance of early clinical trial data for IM-1021; the potential of Immunome’s proprietary payload; Immunome’s progress towards submitting INDs for three additional ADCs; the expected timing for initiating a Phase 1 clinical trial for IM-3050; Immunome’s expected cash runway; the potential of Immunome’s targeted therapies to provide first-in-class or best-in-class status; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. These forward-looking statements are based on Immunome’s current expectations and involve assumptions that may never materialize or may prove to be incorrect; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including the risk that Immunome will not be able to realize the benefits of its strategic transactions; the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions; the risk that pre-clinical data may not be predictive of clinical data or that early clinical data may not be predictive of later clinical data, regulatory approval or commercial viability; the risk of reliance on third-party vendors; the risk that Immunome’s programs and product candidates fail to achieve their intended endpoints; uncertainties related to Immunome’s capital requirements and Immunome’s expected cash runway; Immunome’s ability to grow and advance its pipeline and successfully execute on its business plan; and other risks and uncertainties included under the caption “Risk Factors” in Immunome’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on November 6, 2025, and in Immunome’s Annual Report on Form 10-K for the year ended December 31, 2025, to be filed with the SEC later today. These documents can also be accessed on Immunome’s website at www.immunome.com by clicking on the link “Financials” under the “Investors” tab. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by law, Immunome assumes no obligation and does not intend to update any forward-looking statements included in this press release.

Investor Contact:

Max Rosett

Chief Financial Officer

investors@immunome.com

IMMUNOME, INC.

Consolidated Balance Sheets

(In thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$ 653,482	$ 143,351
Marketable securities	—	73,952
Prepaid expenses and other current assets	7,295	4,036
Total current assets	660,777	221,339
Property and equipment, net	14,636	10,113
Operating right-of-use assets	2,978	4,278
Restricted cash	210	100
Other long-term assets	4,587	4,411
Total assets	$ 683,188	$ 240,241
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 3,339	$ 14,189
Accrued expenses and other current liabilities	41,651	33,177
Deferred revenue, current	—	6,941
Total current liabilities	44,990	54,307
Operating lease liabilities, net of current portion	3,855	4,769
Total liabilities	48,845	59,076
Stockholders’ equity:
Preferred stock	—	—
Common stock	11	6
Additional paid-in capital	1,362,496	696,872
Accumulated other comprehensive income	—	57
Accumulated deficit	(728,164)	(515,770)
Total stockholders’ equity	634,343	181,165
Total liabilities and stockholders’ equity	$ 683,188	$ 240,241

IMMUNOME, INC.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Collaboration revenue	$ 6,941	$ 9,041
Operating expenses:
In-process research and development	10,000	152,344
Research and development(1)	177,286	129,542
General and administrative(1)	43,768	32,955
Total operating expenses	231,054	314,841
Loss from operations	(224,113)	(305,800)
Interest income	11,719	12,837
Net loss	$ (212,394)	$ (292,963)
Net loss per share, basic and diluted	$ (2.43)	$ (5.00)
Weighted-average shares outstanding, basic and diluted	87,350,956	58,639,441
Comprehensive loss:
Net loss	$ (212,394)	$ (292,963)
Unrealized (loss) gain on marketable securities	(57)	35
Comprehensive loss	$ (212,451)	$ (292,928)

(1) Amounts include non-cash share-based compensation as follows (in thousands):

	Year Ended December 31,
	2025	2024
Research and development	$ 11,193	$ 5,146
General and administrative	14,497	10,602
Total share-based compensation expense	$ 25,690	$ 15,748